EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated December 29, 1998, is between SYKES ENTERPRISES, INCORPORATED, a Florida corporation ("Sykes"), STILCO INVESTMENTS LIMITED, an Ontario corporation, SLEMKO INVESTMENT CORPORATION an Ontario corporation, and HAMBRO INSURANCE SERVICES GROUP PLC, an English public limited company (each, a "Seller," and collectively, the "Sellers") of Oracle Service Networks Corporation, an Ontario corporation (the "Company").

         WHEREAS, this Agreement is made in connection with acquisition by Sykes of the Company via a reorganization of capital of the Company pursuant to a Combination Agreement dated December 9, 1998 among Sykes, the Company, and the Sellers (the "Combination Agreement");

         WHEREAS, to induce the Sellers to enter into the Combination Agreement, Sykes has agreed to provide the Sellers with the registration rights set forth in this Agreement

         NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions in this Agreement, the parties agree as follows:

1.       DEFINITIONS.
         -----------

         (a) Closing: The consummation of the transactions contemplated by the Combination Agreement.

         (b) Common Stock: The common stock, par value $.01 per share, of Sykes.

         (c) Date of Issuance: The Closing Date (as defined in the Combination Agreement).

         (d) Exchangeable Shares: has the meaning set forth in the Combina-tion Agreement).

         (e) Floor Price: The average closing price of the Common Stock for the five trading days preceding the Closing Date.

         (f) Holder: A Seller so long as such Seller owns any Registrable Securities or any exchangeable Shares exchangeable for Registrable Securities and any of such Seller's respective successors and assigns who acquire rights in accordance with this Agreement with respect to Registrable Securities directly or indirectly from such Seller, or from such other successor and assign.

         (g) Registrable Securities: Two-thirds (2/3) of the shares constituting the Subject Common Stock; provided, however, that specific shares of the Subject Common Stock shall not be Registrable Securities if and to the extent that (i) a Registration Statement with respect to such shares of Subject Common Stock shall have been declared effective under the Securities Act and such shares of Subject Common Stock shall have been disposed of in accordance with such Registration Statement, (ii) such shares of Subject Common Stock shall have been distributed to the public in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act and the purchaser thereof does not receive "restricted securities" as defined in Rule 144, or (iii) such shares of Subject Common Stock shall have been otherwise transferred in accordance with the provisions of this Agreement and the Combination Agreement, and new certificates for them not bearing a legend restricting further transfer shall have been delivered by Sykes and subsequent public distribution of them shall not, in the opinion of counsel for Sykes, require registration under the Securities Act.

         (h) Registration Expenses: Any and all reasonable expenses actually incurred incident to performance of or compliance with this Agreement (including without limitation all registration and filing fees, all fees of any national securities exchange or automated quotations system, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, fees and disbursements of counsel to Sykes and of its independent public accountants) other than (i) underwriting discounts and commissions and transfer taxes, and (ii) expenses of counsel of the Holders incurred with respect to the registration of Registrable Securities.

         (i) Registration Statement: Any registration statement filed by Sykes with the SEC which permits the registration for sale or other transfer of the Registrable Securities (in whole or in part), including the prospectus included therein, all amendments and any supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

         (j) SEC: The United States Securities and Exchange Commission.

         (k) Securities Act: The Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the SEC thereunder, all as in effect at the time.

         (l) Subject Common Stock: The shares of Common Stock issued or issuable to the Sellers upon exchange of the Exchangeable Shares issued to the Sellers pursuant to the Combination Agreement and any additional shares of Common Stock or shares of any other security of Sykes issued in respect of such shares, by way of stock splits, stock dividends, or otherwise.

2.       REGISTRATION UNDER THE SECURITIES ACT.
         -------------------------------------

         (a)   REGISTRATION.
               ------------

               (i) Filing of Registration Statement. Sykes will prepare and file with the SEC a Registration Statement in form and scope sufficient to permit, under the Securities Act and any other applicable United States law and regulations, the Registrable Securities to be registered pursuant to a shelf registration for sale from to time in the open market, privately negotiated transactions or through one or more underwriters selected by Sykes in a firm commitment public offering (the "Demand Registration Statement"). Sykes shall use its best efforts to have the Demand Registration Statement declared effective no later than May 15, 1999, and Sykes shall file with the SEC the Demand Registration Statement by such date as is appropriate to achieve this result; provided, however, that Sykes is not required to have the Demand Registration Statement declared effective before May 15, 1999. In addition, Sykes shall use its best efforts to (i) keep the Demand Registration Statement continuously effective until the first anniversary of the Date of Issuance or, if shorter, until such time as all the Registrable Securities covered by the Demand Registration Statement have been sold pursuant thereto, (ii) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provision of the Securities Act with respect to the disposition of all Registrable Securities covered by the Demand Registration Statement, and (iii) otherwise use its best efforts to comply with applicable rules and regulations of the SEC in connection with the Demand Registration Statement.

              (ii) Number of Registrations. Sykes shall be obligated to effect a Demand Registration pursuant to this Section 2(a) only once.

             (iii) Registration Statement Form. Registrations under this Section 2(a) shall be on such appropriate registration form of the SEC as shall be selected by Sykes and shall permit the disposition of Registrable Securities by the Holders as contemplated by Section 2(a)(i).

              (iv) Expenses. Sykes shall pay all Registration Expenses in connection with the registration pursuant to this Section 2(a). The Holder or Holders shall pay any underwriting discounts and commissions, any transfer taxes, and any expenses of counsel of any Holder or Holders relating to the sale or disposition of such Holder's Registrable Securities pursuant to such Registration Statement.

               (v) Effective Registration Statement. A Demand Registration will not be deemed to have been effected unless it has been declared effective by the SEC; provided, however that if a Demand Registration does not become effective solely by reason of any act or omission on the part of the Holder or Holders requesting such Demand Registration, such Demand Registration shall nevertheless fulfill Sykes' obligations under this Section 2(a) to effect a Demand Registration; provided further, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to such registration is interfered with by a stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such registration will be deemed not to have become effective or to have been effected.

              (vi) Registration Not Required. Notwithstanding the other provisions of Section 2(a), Sykes shall not be required to effect a Demand Registration under this Section 2(a) for Registrable Securities owned by any Holder that did not, by delivering the requisite notice, exercise its right to register such Registrable Securities in a Piggyback Registration when so offered by Sykes under Section 2(b).

         (b)   PIGGYBACK REGISTRATIONS.
               -----------------------

               (i) Right to Piggyback. Subject to Sections 2(c) and 2(d) hereof, if at any time prior to the first anniversary of the Date of Issuance, Sykes proposes to file a Registration Statement under the Securities Act with respect to any offering that will close on or after May 15, 1999 (or, if earlier, on or after the date that Sykes publishes the 30-day combined financial results of Sykes and the Company), other than by the Holders, of securities of the same class as the Registrable Securities for its own account or on behalf of any of its security holders (other than (i) a registration on Form S-8 or S-4 or any successor form, (ii) a registration relating to a transaction subject to Rule 145 under the Securities Act, or (iii) any registration of securities as it relates to an offering and sale to management of Sykes pursuant to any employee stock plan or other employee benefit plan arrangement) then, as soon as practicable (but in no event less than twenty (20) days prior to the proposed date of filing such Registration Statement), Sykes shall give written notice (including the proposed offering price or range of offering prices, the type and amount of securities proposed to be registered, proposed distribution arrangements and the name of the managing underwriter) of such proposed filing to the Holders, and such notice shall offer the Holders the opportunity to register such number of Registrable Securities as the Holders may request (a "Piggyback Registration"). Subject to Section 2(d) hereof, Sykes shall include in such Registration Statement all Registrable Securities requested within fifteen (15) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by the Holders to be included in the registration for such offering pursuant to a Piggyback Registration), provided, however, that if, at any time after giving written notice of its intention to register securities of the same class as the Registrable Securities and prior to the effective date of the Registration Statement filed in connection with such registration, Sykes shall determine for any reason not to register or to delay registration of the securities of the same class as the Registrable Securities to be registered for sale by Sykes, Sykes may, at its election, give written notice of such determination to the Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities.

              (ii) Piggyback Expenses. Sykes shall pay all Registration Expenses in connection with the registration pursuant to this Section 2(b). The Holder or Holders shall pay any underwriting discounts and commissions, any transfer taxes, and any expenses of counsel of any Holder or Holders relating to the sale or disposition of such Holder's Registrable Securities pursuant to such Registration Statement.

         (c) UNDERWRITER'S CUTBACK. Notwithstanding Sections 2(a) and 2(b), if a Demand or Piggyback Registration is an underwritten offering and the managing underwriter or underwriters advise Sykes in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering or would be reasonably likely to adversely affect the price or distribution of the securities offered in such offering or the timing thereof, then the securities to be included in such registration shall be the amount of securities, adjusted on a pro rata basis, that, in the opinion of such underwriter or underwriters, can be sold without an adverse effect on the price, timing or distribution of the securities to be included.

         (d) REGISTRATION NOT REQUIRED. Notwithstanding Sections 2(a) and 2(b), in the event the Holder or Holders request that any of the Registrable Securities covered by this Agreement be sold in an underwritten offering or otherwise request registration pursuant to this Agreement, Sykes shall not be required to take the action required or contemplated herein to accommodate or permit such underwritten offering or other registration of the shares subject to the request if Sykes has provided to the requesting Holders an unqualified opinion of counsel knowledgeable in Securities Act matters to the effect that all of such Registrable Securities may immediately be sold by such Holders in a brokers transaction under Rule 144 during any ninety (90) day period without registration under the Securities Act and applicable state securities laws.

         (e) SELECTION OF UNDERWRITER AND FLOOR PRICE. Notwithstanding anything in this Agreement to the contrary, Sykes shall have the right, in its sole discretion, to cause the Holders to sell their Registrable Securities in an underwritten public offering (including a Piggyback Registration under Section 2(b)), provided that such offering closes before June 15, 1999. Holders shall not sell Registrable Securities under the Demand Registration Statement until June 15, 1999, provided that Sykes is diligently pursuing an underwritten public offering relating to such Registrable Securities. If any of the Registrable Securities are to be sold in an underwritten offering, Sykes shall have the sole discretion to select the underwriter or underwriters. Sykes and the Holders will take all reasonable steps to cooperate with the underwriter or underwriters so selected to conduct the offering in a manner customary for such underwritten offering, including without limitation entering into an underwriting agreement with such underwriters, subject to the Floor Price and other provisions described in this Section. In the event Registrable Securities are covered by a Registration Statement filed pursuant to Section 2(a) or (b) hereof in an underwritten offering, the Holders shall sell their Registrable Securities (in the case of a Piggyback Registration, to the extent that they have requested to have Registrable Securities included in such registration) in such underwritten offering if the proceeds received per Registrable Security in the underwritten offering (net of any discounts) is equal to or above the Floor Price. Notwithstanding the foregoing, if the closing price of such underwritten offering (net of any discounts) is less than the Floor Price, the Holders may, but shall not be obligated to, sell their Registrable Securities in the underwritten offering.

3.       HOLD-BACK AGREEMENTS.
         --------------------

         (a) RESTRICTIONS ON PUBLIC SALE BY THE HOLDERS. In the event Registrable Securities are covered by a Registration Statement filed pursuant to
Section 2 of this Agreement in an underwritten offering, if and to the extent the underwriters of such offering shall request in writing, the Holders agree not to effect any public sale or distribution of the class of securities registered, including a sale pursuant to Rule 144 under the Securities Act, except with the prior written consent of the managing underwriter, during the period beginning on the effective date of such Registration Statement (except pursuant to such Registration Statement) and ending on the earlier of the date that Sykes agrees with the underwriter not to sell the class of securities registered and the date 90 days after such effective date.

         (b) RESTRICTIONS ON PUBLIC SECURITY SALE BY SYKES. In the event Registrable Securities are covered by a Registration Statement filed pursuant to
Section 2 of this Agreement in an underwritten offering, if and to the extent the underwriters of such offering shall request in writing, Sykes agrees not to make any filing to register and agrees not to effect or offer to effect any public sale or distribution of or purchase of the class of securities registered (other than any such sale or distribution of such securities in connection with any transaction subject to Rule 145 under the Securities Act or in connection with offers and sales to employees under employee benefit plans), except with the prior written consent of the managing underwriter, during the period beginning on the effective date of such Registration Statement (except pursuant to such Registration Statement) and ending on the earlier of the date that the Holders who sell under such Registration Statement agree with the underwriter not to sell the class of securities registered and the date 90 days after such effective date.

4. REGISTRATION PROCEDURES. Sykes may require the Holders to use their best efforts to furnish to Sykes such information regarding the distribution of the Registrable Securities as Sykes may from time to time reasonably request in writing. Sykes agrees to obtain customary services from its accountants in connection with any offering required by Section 2 of this agreement. Sykes has been informed by PricewaterhouseCoopers, LLP ("PWC") that isolated trades in Sykes Common Stock by members of PWC has caused the SEC to review independence standards governing PWC. As a result of such review or for any other reason, Sykes may elect to use independent accountants other than PWC. Sykesfurther agrees to (i) furnish Holders for whom shares are registered such number of copies of the Registration Statement, a preliminary prospectus, a final prospectus, a prospectus supplement, and amendments or supplements thereto, if applicable, as such Holders may reasonably request; (ii) enter into customary agreements, including an underwriting agreement (which shall include the indemnification and contribution provisions under Section 5 or similar provisions), and to make customary representations to any underwriters with respect to the registration statement; (iii) make available to any underwriters its offices and records as reasonably requested for the purpose of allowing the underwriters to conduct a customary "due diligence" investigation; (iv) cooperate with the underwriter or underwriters in making any filing or submissions (including information filed therewith) required to be made with the National Association of Securities Dealers, Inc., and (v) cause all Registrable Securities that are registered as described herein to be listed or quoted on the exchange or quotation system on which the Sykes Common Stock is at the time listed or quoted. During periods in which a Registration Statement is effective and during which the Holders must deliver a prospectus to comply with the prospectus delivery requirements of the Securities Act, Sykes agrees (i) to notify each Holder of the occurrence of an event which causes the prospectus or, in the absence of a prospectus, the preliminary prospectus included in such Registration Statement to contain any untrue statement of a material fact or to omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made, and (ii) upon the occurrence of any such event, to supplement or amend such prospectus or preliminary prospectus as soon as reasonably practicable so that such prospectus or preliminary prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein to make the statements therein not misleading in light of the circumstances in which they were made.

5.       INDEMNIFICATION.
         ---------------

         (a) Sykes agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities and (as applicable) its officers, directors, partners, members, agents, and affiliates and each person or entity who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses, joint or several, to which such Seller or any such director, officer, partner, member, agent, affiliate or controlling person may become subject under the Securities Act or otherwise, including without limitation, the reasonable fees and expenses of legal counsel (including those incurred in connection with any claim for indemnity hereunder), insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, any preliminary prospectus, final prospectus or supplemental prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Sykes by such Holder or any of its officers, directors, partners, members, agents, affiliates or controlling persons expressly for use therein or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Sykes has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, Sykes will indemnify such underwriters, their officers and directors and each person or entity who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

         (b) In connection with any Registration Statement in which a Holder is participating, each such Holder will furnish to Sykes in writing such information and affidavits as Sykes reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, will indemnify Sykes, its officers, directors, partners, members, agents, and affiliates and any entity who controls Sykes (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses, joint or several, to which Sykes or any director, officer, partner, member, agent, affiliate or controlling person of Sykes may become subject under the Securities Act or otherwise, including without limitation, the reasonable fees and expenses of legal counsel (including those incurred in connection with any claim for indemnity hereunder), insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, any preliminary prospectus, final prospectus or supplemental prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements were made, not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder or its affiliate; provided that the obligation to indemnify will be several, not joint and several, among such Holders and the liability of each such Holder in the event that more than one Holder is liable will be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

         (c) Any person or entity entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, that failure to give such notice will not prejudice such person's or entity's right to indemnification from the indemnifying party, except as to any losses suffered by such person or entity which are attributable to such person's or entity's failure to promptly give such notice to such indemnifying party and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. The indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, partner, agent, member, affiliate or controlling person or entity of such indemnified party and will survive the transfer of securities and the termination of this Agreement. Sykes also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event Sykes indemnification is unavailable or unenforceable for any reason.

6. REGULATION S OFFERING. The Sellers agree that none of the Registrable Securities will be offered for sale pursuant to Regulation S (as promulgated by the SEC) without the prior written consent of Sykes.

7.       MISCELLANEOUS.
         -------------

         (a) NO INCONSISTENT AGREEMENTS. Sykes has not entered into and will not on or after the date of this Agreement enter into any agreement with respect to the Common Stock which is inconsistent with the rights granted in this Agreement to the Sellers or which otherwise conflicts with the provisions hereof.

         (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless (i) Sykes has obtained the written consent of the Holders to such amendment, modification, or supplement or (ii) Sykes has obtained from each Holder a waiver or consent to such departure.

         (c) NOTICES. All notices, requests, demands and other communications (collectively, "Notices") that are required or may be given under this Agreement shall be in writing. All Notices shall be deemed to have been duly given or made: if by hand, immediately upon delivery; if by telecopier or similar device, immediately upon sending, provided notice is sent on a business day during the hours of 9:00 a.m. and 6:00 p.m. at the location of the party receiving the Notice, but if not, then immediately upon the beginning of the first business day after being sent; if by FedEx, Express Mail or any other reputable overnight delivery service, three business days after being placed in the exclusive custody and control of said courier; and if mailed by certified mail, return receipt requested, ten business days after mailing. Notwithstanding the foregoing, with respect to any Notice given or made by telecopier or similar device, such Notice shall not be effective unless and until (i) the telecopier or similar advice being used prints a written confirmation of the successful completion of such communication by the party sending the Notice, and (ii) a copy of such Notice is deposited in first class mail to the appropriate address for the party to whom the Notice is sent. In addition, notwithstanding the foregoing, a Notice of a change of address by a party hereto shall not be effective until received by the party to whom such Notice of a change of address is sent. All Notices are to be given or made to the parties at the following addresses (or to such other address as either party may designate by Notice in accordance with the provisions of this Section):

               (i) if to the Holders, at the address set forth in the Combination Agreement, or at the most current address given by the Holders to Sykes by means of a notice given in accordance with the provisions of this
Section 7(c)

              (ii) if to Sykes, at the address set forth in the Combination Agreement, or at the most current address given by Sykes to the Sellers by means of a notice given in accordance with the provisions of this Section 7(c).

         (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (e) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida.

         (g) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (h) SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or other permitted Holders are also for the benefit of, and enforceable by, any subsequent permitted Holder. The registration rights of the Holders under this Agreement may be transferred to any transferee who lawfully acquires (including without limitation in compliance with the transfer restrictions contained in the Combination Agreement) at least 15,000 shares of the Registrable Securities or Exchangeable Shares exchangeable for 15,000 Registrable Securities; provided, however, that Sykes is given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned; and provided further, that such transferee executes an agreement in writing agreeing to be bound by the provisions of this Agreement.


                         [signatures begin on next page]

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date written above.


                                            SYKES ENTERPRISES, INCORPORATED


                                            By:  /s/ Scott J. Bendert
                                               ---------------------------------
                                               Scott J. Bendert
                                               Senior Vice President - Finance,
                                               Treasurer and Chief Financial
                                               Officer


                                            SELLERS:

                                            STILCO INVESTMENTS LIMITED


                                            By:  /s/
                                               ---------------------------------
                                            Name:
                                            Title:


                                            SLEMKO INVESTMENT CORPORATION


                                            By:  /s/
                                               ---------------------------------
                                            Name:
                                            Title:


                                            HAMBRO INSURANCE SERVICES GROUP PLC


                                            By:  /s/
                                            Name:
                                            Title: